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EXHIBIT 99.1 - PRESS RELEASE


FOR IMMEDIATE RELEASE                                       Contact:  Jim Fleet
                                                        Chief Financial Officer
                                                         972/680-9700, Ext. 338

                 USDATA ANNOUNCES SECOND QUARTER 2001 OPERATING

                        RESULTS AND REVERSE STOCK SPLIT

         RICHARDSON, TX, July 19, 2001 (NASDAQ: USDC) - USDATA Corporation today announced operating income of $61,000 for the quarter ended June 30, 2001, a significant improvement when compared to the second quarter 2000 operating loss of $5.1 million, including restructuring charges of $542,000. Total revenue for the quarter ended June 30, 2001 was $3.8 million compared to $3.8 million for the same period in 2000.

         The company's net income for the quarter ended June 30, 2001 increased to $31,000 compared to a net loss of $12.6 million for the same period in 2000. For the six month period ended June 30, 2001, the net loss was $508,000, a major improvement when compared with a net loss of $19.6 million for the same period in 2000. Total revenue for the six-month period ended June 30, 2001 was $7.3 million compared to $7.3 million for the same period in 2000.

         "Our goal to return to profitability in the second quarter of 2001 has been achieved," said Bob Merry, President and Chief Executive Officer of USDATA. "Our second quarter results reflect the streamlining of our operations and management's focus on profitability," Merry continues, "These operational initiatives are only part of the story. Additionally, USDATA maintained its leadership in the areas of manufacturing and process automation with a major new product release, FactoryLink++ and we continue to invest in product research and development to provide the product knowledge and process control services that the manufacturing sector is looking for in today's market. All these factors combined contributed to the company's net income of $31,000 in the second quarter of 2001."

         Winston Churchill, managing partner of SCP Private Equity Partners and USDATA's Chairman of the Board, stated, "We are pleased that USDATA showed positive EBITDA in the first quarter of 2001, and continued to strengthen its performance with positive operating results in this second quarter. The company focused on its core competencies and achieved these results despite the difficult market and economic conditions this year."

         The company also announced today its intention to effect a one-for-five reverse split of its common stock to holders of record on July 19, 2001. The company expects that the effective date will be on or about August 17, 2001, subject to certain conditions and filing requirements. Pursuant to the reverse stock split, each five shares of common stock outstanding prior to the effective date will be reclassified as one share of common stock. The reverse stock split will not materially affect a stockholder's voting rights or proportionate equity interest in the company. It will, however, decrease the number of shares of issued and outstanding USDATA common stock from 14,075,055 to 2,815,011. The reported per share amounts do not give effect to this reverse stock split.

         On July 10, 2001, the reverse split was approved by the company's board of directors and by the holders of a majority of the outstanding shares of common stock, by written consent. An


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information statement describing the details of the transaction and providing stockholders with instructions for exchanging their shares will be mailed to all of the Company's stockholders.

         "Our intention to effect a one-for-five reverse stock split is to bring USDATA's stock price in line with the listing requirements of the Nasdaq National Market," said Bob Merry. "USDATA's new business plan is working and in conjunction with the reverse stock split, we are expecting USDATA's stock price to continue to meet the Nasdaq listing requirement." Merry continues.

         Now in its 26th year, USDATA Corporation, headquartered in Richardson, Texas (NASDAQ: USDC) is the leading global provider of software and services that give enterprises the knowledge and control needed to perfect the products they produce and the processes they manage. Based upon a tradition of flexible service, innovation and integration, USDATA's software currently operates in more than 60 countries around the globe, including seventeen of the top twenty-five manufacturers. USDATA's software heritage is born out of manufacturing and process automation solutions and has grown to encompass the industry's deepest product knowledge and control solutions. With an eye towards the future of e-business, USDATA continues to innovate solutions that will support the integration of enterprise production and automation information into the supply chain. The company has nine offices worldwide and a global network of distribution and support partners. For more information, visit USDATA on the Web at www.usdata.com.

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding revenues, margins, operating expenses, earnings, growth rates and certain business trends that are subject to risks and uncertainties that could cause actual results to differ materially from the results described herein. Specifically, the ability to grow product and service revenues may not continue and the Company may not be successful in developing new products, product enhancements or services on a timely basis or in a manner that satisfies customers needs or achieves market acceptance. Other factors that could cause actual results to differ materially are: competitive pricing and supply, market acceptance and success for service offerings, short-term interest rate fluctuations, general economic conditions, employee turnover, possible future litigation, and related uncertainties on future revenue and earnings as well as the risks and uncertainties set forth from time to time in the Company's other public reports and filings and public statements. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

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                               USDATA CORPORATION
                      Consolidated Statements of Operations
                      (In thousands, except per share data)

                                               Three months ended       Six months ended
                                                    June 30,                June 30,
                                                  (unaudited)             (unaudited)
                                               2001        2000        2001        2000
                                               ----        ----        ----        ----
Revenues                                     $  3,843    $  3,761    $  7,311    $  7,306

Operating expenses                              3,782       8,850       7,728      14,995
                                             --------    --------    --------    --------

Operating income (loss)                            61      (5,089)       (417)     (7,689)


Income (loss) from continuing operations           31      (5,321)       (508)     (7,947)

Loss from discontinued operations                 -0-      (7,254)        -0-     (11,692)
                                             --------    --------    --------    --------

Net income (loss)                                  31     (12,575)       (508)    (19,639)

Preferred stock dividends, preferred
stock warrants and beneficial conversion         (668)       (108)     (8,798)       (216)
                                             --------    --------    --------    --------

Net loss applicable to common stockholders   $   (637)   $(12,683)   $ (9,306)   $(19,855)


Loss per share from continuing
   operations
      Basic and diluted                      $  (0.05)   $  (0.41)   $  (0.66)   $  (0.63)

Net loss per common share:
   Basic and diluted                         $  (0.05)   $  (0.96)   $  (0.66)   $  (1.53)


Weighted average shares outstanding:
   Basic and diluted                           14,075      13,154      14,072      13,013


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                               USDATA CORPORATION
                           Consolidated Balance Sheets
                                 (In thousands)

                                           June 30, 2001   December 31, 2000
                                           -------------   -----------------
                                           (unaudited)        (audited)
Cash and cash equivalents                    $    870         $    673
Accounts receivable, net                        3,062            4,073
Other assets                                   10,247           11,608
Total assets                                 $ 14,179         $ 16,354
                                             ========         ========

Current liabilities                          $  5,845         $  7,457
Net liabilities of discontinued operation         713            2,413

Long-term debt, less current portion              681              554

Redeemable convertible preferred stock            -0-           27,142



Stockholders' equity (deficit)                  6,940          (21,212)
                                             --------         --------
Total liabilities and stockholders' equity   $ 14,179         $ 16,354
                                             ========         ========


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July 19, 2001
01011